UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2008
VERAZ NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33391 (Commission File Number)	94-3409691 (I.R.S. Employer Identification No.)
926 Rock Avenue, Suite 20
San Jose, California 95131
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 750-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued listing Rule or Standard; Transfer of Listing.
     On May 16, 2008, Veraz Networks, Inc. (“Veraz”) notified The NASDAQ Stock Market (“NASDAQ”) that it will not timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (“Form 10-Q”) with the Securities and Exchange Commission (“SEC”) and, therefore, Veraz will not be in compliance with the NASDAQ Marketplace Rule 4310(c)(14) as of May 16, 2008. NASDAQ requires, among other things, that Veraz timely file all required reports with the SEC.
As disclosed previously, the SEC has notified Veraz that it is conducting a confidential informal inquiry. The Veraz Board of Directors appointed a special committee to oversee an independent investigation into the matters raised by the SEC informal inquiry. In light of the ongoing investigation, Veraz was unable to file its Form 10-Q by the filing deadline and issued a press release on May 16, 2008, announcing that it will delay the filing of its Form 10-Q and that it intends to file its Form 10-Q within the period permitted by Rule 12b-25(b) of the Securities Exchange Act of 1934. The information in Veraz’s Form 12b-25 dated May 16, 2008 is incorporated by reference herein. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated May 16, 2008, Announcing Veraz Networks, Inc.’s Delay in Filing its First Quarter 10-Q.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Veraz Networks, Inc.
Dated: May 16, 2008	By:	/s/ Eric C. Schlezinger
Eric C. Schlezinger,
Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release, dated May 16, 2008, Announcing Veraz Networks, Inc.’s Delay in Filing its First Quarter 10-Q.